Exhibit (k)(3)

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of June 2, 2022, FLAT ROCK CORE INCOME FUND, a Delaware statutory trust (the “Servicer”), FRC FUNDING I, LLC, a Delaware limited liability company (the “Borrower”), CADENCE BANK, as the successor-by-merger to State Bank and Trust Company and Cadence Bank, N.A., in its capacity as the Administrative Agent under the Loan Agreement for the Secured Parties (in such capacity, the “Agent”). Capitalized terms used herein and not defined herein shall have the meanings ascribed to such words in the Loan Agreement.

RECITALS

WHEREAS, the Borrower, the Servicer, the Agent and the Lenders (the “Existing Lenders”) are a party to that certain Loan and Security Agreement dated as of October 12, 2018, as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 10, 2018, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of May 31, 2018, as further amended by that certain Third Amendment to Loan and Security Agreement, dated as of July 2, 2020, as further amended by that certain Fourth Amendment to Loan and Security Agreement, dated as of November 18, 2020, as further amended by that certain Consent, Appointment, Joinder and Amendment No. 5, dated as of June 18, 2021 but effective as of November 20, 2020 and as further amended by that certain Sixth Amendment to Loan and Security Agreement dated as of October 12, 2021 (collectively, as amended and as may be further amended, restated, supplemented or otherwise modified, the “Loan Agreement”); and

WHEREAS, pursuant to the Loan Agreement, the Existing Lenders have extended a $45,000,000 revolving credit facility to the Borrower, secured by substantially all of the assets of the Borrower; and

WHEREAS, the Borrower has proposed to the Agent and the Existing Lenders that the revolving credit facility under the Loan Agreement be increased to $75,000,000, and Synovus Bank and Woodforest National Bank (each a “New Lender” and, collectively, the “New Lenders”) are each willing to become a Lender under the Loan Agreement with a Revolver Commitment in the amount set forth with respect to such New Lender on Schedule 1 hereto; and

WHEREAS, the Borrower has proposed to the Agent and Existing Lenders that certain amendments be made to the Loan Agreement to (i) increase the size of the Revolver Commitment, (ii) make certain other revisions to the Loan Agreement as more fully set forth herein, and (iii) join each New Lender as a Lender under the Loan Agreement, and the Agent, the Existing Lenders and New Lenders have agreed to such amendments, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.       Amendments to the Loan Agreement.

(a)       As of the Effective Date (as hereinafter defined), the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Loan Agreement attached hereto as ANNEX A hereto.

(b)       Exhibit E to the Loan Agreement is hereby amended and restated to read as set forth in Exhibit E attached hereto and incorporated herein by reference.

(c)       Schedule 1 to the Loan Agreement is hereby amended and restated to read as set forth in Schedule 1 attached hereto and incorporated herein by reference.

2.       New Lenders.

(a)       Each New Lender, by its signature to this Amendment, agrees to become a Lender under the Loan Agreement, with a Revolver Commitment in the amount set forth with respect to such New Lender on Schedule 1 hereto, and to be bound by all of the terms and conditions applicable to Lenders under the Loan Agreement and each other Transaction Document.

(b)       Each New Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (B) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement and the other Transaction Documents as a Lender thereunder and shall have the obligations of a Lender thereunder, (C) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1.3 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to become a party to the Loan Agreement, and (D) it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to become a party to the Loan Agreement; (ii) agrees that (A) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to the Agen by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the Effective Date, such New Lender shall be a “Lender” under, and for all purposes of, the Loan Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

(c)       Each of the Agent, each Existing Lender, the Borrower, and the Servicer agrees that, as of the Effective Date, each New Lender shall (i) be a party to the Loan Agreement with a Revolver Commitment in the amount set forth with respect to such New Lender on SCHEDULE 1 hereto, (ii) be a Lender for all purposes of the Loan Agreement and the other Transaction Documents, and (iii) have the rights and obligations of a Lender under the Loan Agreement and the other Transaction Documents; and

(d)       The address of each New Lender for purposes of all notices and other communications is as set forth on the signature page hereto.

3.       Effective Date Reallocation. On the Effective Date, the Existing Lenders (including, but not limited to, the Exiting Lender) shall automatically and without further act assign to the Lenders holding Revolver Commitments immediately after to the Effective Date (the “Continuing Lenders”), and the Continuing Lenders shall purchase from the Existing Lenders, at the principal amount thereof, such interests in the Loans outstanding on the Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans are held by the Continuing Lenders ratably in accordance with their Revolver Commitments as set forth on SCHEDULE 1 attached hereto and incorporated herein by reference. The requirements under Section 12 of the Loan Agreement and requirements in respect of minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in the Loan Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

4.       Conditions Precedent to Effectiveness. This Amendment, and the New Lenders’ Revolver Commitment to make Loans under the Loan Agreement, shall become effective as of such date (such date, the “Effective Date”) that each of the following conditions are satisfied:

(a)       The Agent shall have received each of the following documents, each of which shall be satisfactory in form and substance to the Agent and its counsel:

(i)       Each of the parties hereto shall have executed and delivered this Amendment,

(ii)       A certificate of a duly authorized officer of the Servicer and the Borrower, certifying (i) that attached copies of such Person’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown, and that such Person is in good standing in the applicable jurisdictions, with good standing certificates attached; (ii) that an attached copy of resolutions authorizing execution and delivery of the Transaction Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Transaction Documents,

(iii)       The Agent shall have received a written opinion of counsel to the Borrower and the Servicer in form and substance satisfactory to the Agent covering, among other matters, (i) the enforceability of the Transaction Documents, (ii) the grant and perfection of security interests in the Collateral, (iii) the true sale or contribution (as applicable) of the Loans from the Servicer to the Borrower, (iv) non-consolidation of the Borrower with the Servicer, and (v) such other matters as the Agent may require in the Agent’s sole discretion, and

(iv)       Such other instruments, documents and agreements as the Agent may reasonably request;

(b)       the Agent shall have received UCC and Lien searches and other evidence satisfactory to the Agent that its Liens are the only Liens upon the Collateral, except Permitted Liens;

(c)       the Borrower shall have executed and delivered to each New Lender requesting a promissory note in accordance with Section 2.2.1 of the Loan Agreement a promissory note evidencing the Borrower’s obligations in respect of the Revolver Commitments of such New Lender;

(d)       Each New Lender shall have executed and delivered to the Agent an Administrative Details Form in form and substance satisfactory to the Agent;

(e)       The representations and warranties of the Borrower and the Servicer in this Amendment and in the Transaction Documents shall be true and correct in all material respects on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct on such earlier date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects);

(f)       Giving effect to this Amendment, no Default or Event of Default shall exist under the Loan Agreement or any of the Transaction Documents;

(g)       No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental authority or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Amendment, the Loan Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby;

(h)       Borrower shall have paid to the Agent an upfront fee equal to 0.50% of the amount of each Lender’s Commitment which is in excess of such Lender’s Commitment prior to the Effective Date; and

(i)       The Borrower shall have paid all reasonable and documented fees and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the Transaction Documents (including, without limitation, the fees and expenses of counsel to the Agent).

The Borrower hereby authorizes and direct the Agent to charge the upfront fee described in Section 4(h) above to the Borrower Loan Account as a Revolving Loan on the Seventh Amendment Effective Date.

5.       Representations and Warranties. The Borrower and the Servicer hereby represent and warrant to the Agent, the Existing Lenders and the New Lenders as follows:

(a)       The Amendment and the transactions contemplated herein are within the Borrower’s and the Servicer’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Amendment has been duly executed and delivered by the Borrower and the Servicer and constitutes a legal, valid and binding obligation of the Borrower and the Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)       The Amendment (i) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any law applicable to the Servicer, the Borrower or any Subsidiary, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Servicer, the Borrower or any Subsidiary or the assets of the Servicer, the Borrower or any Subsidiary, or give rise to a right thereunder to require any payment to be made by the Servicer, the Borrower or any Subsidiary, and (iv) will not result in the creation or imposition of any Lien on any asset of the Servicer, the Borrower or any Subsidiary, except Liens created pursuant to the Transaction Documents.

(c)       All of the representations and warranties contained in Section 8 of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date.

6.       Reaffirmation. The Servicer, in its capacity as the “Pledgor” under and as defined in the Pledge Agreement, hereby (a) consents to the execution and delivery by the Borrower of this Amendment and ratifies and confirms the terms of the Pledge Agreement with respect to the Obligations now or hereafter outstanding under the Loan Agreement as amended hereby, (b) acknowledges and agrees that all obligations of the Borrower owing to each New Lender under the Loan Agreement and the other Transaction Documents, as amended hereby, are included in the “Obligations,” as such term is used in the Pledge Agreement, and are secured by the Pledge Agreement and (c) acknowledges and agrees that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Agent or the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Agent or the Lenders with respect to any obligation of the Borrower, the Pledge Agreement, and its obligations thereunder, remain in full force and effect in accordance with its terms, without release, diminution or impairment, notwithstanding the execution and delivery of this Amendment and the other Transaction Documents contemplated hereby.

7.       References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Transaction Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

8.       Waiver. The execution of this Amendment and any documents related hereto and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or a waiver of any breach, default or event of default under any Transaction Document or other document held by Lenders, whether or not known to Lenders and whether or not existing on the date of this Amendment.

9.       Release. The Borrower and the Servicer each hereby absolutely and unconditionally releases and forever discharges the Agent and Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or the Servicer has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

10.       Costs and Expenses. The Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse the Agent on demand for all costs and expenses incurred by the Agent in connection with the Transaction Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Agent for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that Lenders may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

11.       Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of this Amendment by telecopy or other electronic means (including, but not limited to, in “tif” or ‘pdf” format) shall be effective as delivery of a manually executed counterpart of such agreement.

12.       Choice of Law and Venue. Without limiting the applicability of any other provisions of the Loan Agreement or any other Transaction Document, the terms and provisions set forth in Section 13.13 and 13.14 of the Loan Agreement are expressly incorporated herein by reference.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to Loan and Security Agreement to be executed as of the date first written above.

FRC FUNDING I, LLC, as the Borrower

By:	Flat Rock Core Income Fund, its sole member

By:
Ryan Ripp
Chief Financial Officer

FLAT ROCK CORE INCOME FUND,
as the Servicer

By:
Ryan Ripp
Chief Financial Officer

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

CADENCE BANK, as successor-by-merger to State Bank and Trust Company and Cadence Bank N.A., as Administrative Agent and Lender

By:
Nigel Fabien
Vice President

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

GEORGIA BANKING COMPANY,
as a Lender

By:
Name:
Title:

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

SYNOVUS BANK, as a New Lender

By:
Name:
Title:

Address:
Synovus Bank
1200 Ashwood Parkway
Suite 150
Atlanta, Georgia 30338
Attn: Jonathan Edwards, Asset Based Lending
E-Mail: jonathanedwards@synovus.com
with a copy to ABL@synovus.com

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

WOODFOREST NATIONAL BANK,
as a New Lender

By:
Name:
Title:

Address:

Woodforest National Bank – CMB Loan Operations
P.O. Box 7889
The Woodlands, TX 77387-7889
Attention: FRC Funding Loan Administration
Email: CMBLoanServicing@woodforest.com
Telephone: 832-312-9597

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

ANNEX A

to

Seventh Amendment to Loan and Security Agreement

[See attached.]

EXHIBIT E

to

Loan and Security Agreement

Form of Borrowing Base Certificate

SCHEDULE 1

to

Loan and Security Agreement

and

Seventh Amendment Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment	Total Commitments
Cadence Bank	$30,000,000	$30,000,000
Georgia Banking Company	$15,000,000	$15,000,000
Synovus Bank	$15,000,000	$15,000,000
Woodforest National Bank	$15,000,000	$15,000,000
TOTAL	$75,000,000	$75,000,000